Exhibit 32.2

CERTIFICATION OF ACTING CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned acting chief financial officer (consultant) to Stratus Media Group, Inc. (the “Company”) hereby certifies, to the best of my limited knowledge as a consultant that:

 (1) This Report on Form 10-Q for the three and nine months ended September 30, 2008 (“Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 19, 2008

/s/ Paul Feller

Name: Paul Feller

Title: Chief Financial Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.